
AT&T
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AT&T – Maplewood MN

Funding Goal: $1,325,000

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BuildingBits is proud to offer this newly constructed AT&T store located within the Minneapolis-St. Paul MSA in idyllic Maplewood, Minnesota. Purchased at a 6.1% cap rate on a brand new 10 year corporate lease that includes two 5 year renewal options and 10% rental escalations every 5 years, this provides investors with strong yields backed by a great tenant over an extended period of time.

As a relocation store, AT&T has moved from a highly successful inline store that serviced Maplewood and its surrounding communities for over 10 years. This new freestanding store that just opened its doors November of 2017 provides more than twice the square footage of the old location.

With excellent visibility and super regional mall exposure being located at the entrance to the Maplewood Mall, this asset is strategically positioned in the primary retail corridor of the surrounding 10 mile area. Exposure of approximately 35,400 VPD on White Bear Avenue and 96,000 VPD along I-694 further lends to the strategic location of the store in maximizing customer traffic and sustained commercial viability.

- Building Bits Properties 1, LLC – Offering Circular

Key Features

- 36 Exclusive Parking Stalls
- Air Conditioning
- Convenient to Bus Lines
- Corporate Guaranteed Net Lease
- Investment Grade Credit Tenant
- New Construction
- Signage
- Wifi/Internet Wired

Video Tour


AT&T Maplewood, MN

Location


Map
Satellite
White Bear Lake Area High School
Sam's Club
Lakewood Park
Manitou Ridge
Myth Live
Maplewood Mall
Costco Wholesale
St. John's Hospital
Maple Heights Park
Casey Lake Park
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NOTICE TO INVESTORS

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

OUR OFFERING CIRCULAR CAN BE FOUND BY FOLLOWING THIS LINK:
https://www.sec.gov/Archives/edgar/data/1709981/000114420418027624/tv493263_partiiandiii.htm

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.